UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 _______________


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported):  July 27, 2004

                              ____________________

                         Commission File Number 0-22935


                             PEGASUS SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)



                   DELAWARE                               75-2605174
       (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                    Identification No.)


CAMPBELL CENTRE I, 8350 NO. CENTRAL EXPRESSWAY, SUITE 1900, DALLAS, TEXAS 75206
 (Address of principal executive office)                             (Zip Code)

       Registrant's telephone number, including area code: (214) 234-4000

Item 12.  Results  of  Operations  and  Financial  Condition

On July 27, 2004, Pegasus Solutions, Inc. issued a press release announcing its unaudited financial results for the second quarter ending June 30, 2004 as well as other business matters. Attached to this current report on Form 8-K is a copy of the related press release dated July 27, 2004.

The information included herein and in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, nor shall it be incorporated by reference in any filing under the Securities Act of 1933.


Exhibit  Number                    Description
---------------                    -----------
     99.1                          Press  release  issued  July  27,  2004

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 PEGASUS SOLUTIONS, INC.


July  27,  2004                                   /s/  SUSAN  K.  COLE
                                                  -------------------------
                                                  Chief  Financial  Officer

                                  EXHIBIT INDEX

          Exhibit  Number                         Description
          ---------------                         -----------
                   99.1               Press  release  issued  July  27,  2004

               Exhibit 99.1     Press release issued July 27, 2004




                                             Contacts:
                                               Pegasus  Solutions
                                               Marcie  Hyder  214-234-4120
                                               Press:  Cindy  Foor  214-234-4129


          PEGASUS SOLUTIONS REPORTS STRONG SECOND QUARTER 2004 RESULTS
             DOUBLE-DIGIT REVENUE GROWTH AT THE HIGH-END OF GUIDANCE
                       EPS GROWTH TOPS COMPANY'S GUIDANCE

-     Q2  2004  revenues  -  $50.0  million
-     Q2  2004  diluted  EPS  (GAAP)  -  $0.14
-     Q2  2004  diluted  EPS  (Cash)  -  $0.13
- Estimated revenues - Q3 2004 $49 million to $51 million; FY 2004 $192 million to $198 million
-     Estimated  diluted  EPS  (GAAP) - Q3 2004 $0.12 to $0.14; FY 2004 $0.30 to
      $0.36
-     Estimated  diluted  EPS  (Cash) - Q3 2004 $0.17 to $0.19; FY 2004 $0.49 to
      $0.55

DALLAS, JULY 27, 2004 - Pegasus Solutions, Inc. (Nasdaq: PEGS), a leading global provider of hotel reservations-related services and technology, today reported its financial results for the second quarter ended June 30, 2004. Revenues and earnings per share for the quarter topped the high end of the company's guidance, with strong performance from its hotel representation and financial services lines.

 "I am pleased with the strong second quarter performance, highlighted by double-digit growth in our representation and financial service lines," said John F. Davis III, president, chief executive officer and chairman of Pegasus Solutions. Davis continued: "Travel trends have continued to improve, and we experienced increased reservation volumes for most service lines and increased gross commissions, which indicate higher average daily room rates. We have made good progress on the product development priorities we set at the beginning of the year, including bringing PegasusCentralTM back on line and introducing our new PegsTourTM service. In addition, we have completed the leadership changes in our IT department, and the team is now focused on improving our speed to market on new products and enhancements to existing products."

SECOND QUARTER 2004 FINANCIAL HIGHLIGHTS (See attached tables for reconciliation
----------------------------------------
of  non-GAAP  measures.)

- Revenues increased 16 percent to $50.0 million compared to $42.9 million in the second quarter of 2003.
- On a GAAP basis, net income per diluted share was $0.14 compared to breakeven in the same quarter in 2003. For the current year quarter, GAAP net income included a $2.0 million gain on the sale of Travelweb, LLC.
- Cash earnings increased 86 percent to $0.13 per diluted share compared to $0.07 per diluted share in the second quarter of 2003.
- EBITDA was $9.9 million, or 20 percent of revenues, compared to $4.3 million, or 10 percent of revenues, in the year-ago quarter. Net income was $3.4 million compared to a net loss of $17,000 in the year-ago quarter.
- Adjusted EBITDA was $9.9 million, or 20 percent of revenues, compared to $7.3 million, or 17 percent of revenues in the second quarter of 2003.
- Pegasus repurchased 1.2 million shares of common stock at an aggregate cost of $14.3 million during the second quarter. As of July 26, the company has repurchased more than 3.3 million shares year-to-date at an aggregate cost of $39.9 million.
- Operating cash flows were $7.4 million, compared to $4.1 million in the second quarter last year.
- By selling its stake in Travelweb, Pegasus realized a 66 percent return on investment.

SECOND  QUARTER  2004 SERVICE  LINE  REVIEW
------------------------------------------
- Service revenues for representation services were $19.3 million in the second quarter, an increase of 35 percent year-over-year. A significant portion of this increase was related to the company's new connectivity-service offering - Unirez by PegasusTM. In addition, the company's full-service offering - Utell by PegasusTM - continued to post year-over-year gains with a 10 percent increase in reservations and an 8 percent increase in implied average daily room rates. Pegasus added a net 274 properties to its representation portfolio and now serves more than 7,500 independent and small hotel group properties.
- Compared to the second quarter of 2003, financial services revenues increased 19 percent to $8.8 million, primarily due to a 12 percent increase in gross commissions processed. This service line also benefited from improved average daily room rates.
- Second quarter service revenues for Pegasus' distribution services were $7.3 million, a 2 percent increase year-over-year, driven by a 13 percent increase in GDS transactions and partially offset by a slight decrease in Internet transactions. During the quarter, the company experienced the effects of increased bookings at hotel companies' proprietary Web sites; such transactions do not utilize Pegasus' Internet distribution service. By introducing PegsTour - an innovative service designed to automate hotel bookings for wholesale and tour operators - the company is entering an untapped distribution channel. Although it is not expected to yield significant revenues this year, PegsTour has generated strong interest in the marketplace, with a number of hotel companies and tour/wholesale operators already signed up.
- Second quarter service revenues for the company's central reservation service were $9.1 million, down 4 percent on a year-over-year basis, despite a 6 percent increase in net transactions processed. During the past year, Pegasus has been successful at renewing contracts albeit at lower unit pricing, which negatively impacted year-over-year revenue comparisons.
- Property services revenues were $1.4 million in the second quarter compared to $1.7 million in the second quarter of 2003. The company remains on schedule for bringing PegasusCentral back on line.

OUTLOOK  FOR  2004
------------------
-     Q3  2004  revenues  estimated  to  range  from  $49 million to $51 million
-     Q3  2004  diluted  EPS  (GAAP)  estimated  to  range  from  $0.12 to $0.14
-     Q3  2004  diluted  EPS  (Cash)  estimated  to  range  from  $0.17 to $0.19
-     Full  year  2004  revenue  estimate  of  $192  million  to  $198  million
-     Full  year  2004  diluted  EPS  (GAAP)  estimate  of  $0.30  to  $0.36
-     Full  year  2004 diluted EPS (Cash) estimated to range from $0.49 to $0.55

Regarding the company's financial outlook, Cole said: "Our sales pipeline remains strong but very back-end weighted. Based on our relatively long sales and implementation cycle for several of our services and our current visibility, we are narrowing the range of our full year revenue outlook." Cole continued:
"As a result of the anticipated benefit from our share buyback plan as well as our strong second quarter performance, we are now increasing our estimate for cash EPS for the full year."

Davis concluded: "As I mentioned at the beginning of the year, 2004 would be a rebuilding year for Pegasus with a new management team in place and a renewed commitment to sales and marketing efforts. These efforts have been key to building our strong sales pipeline. We are also focusing on regions such as Asia Pacific and new market segments like tour and wholesale operators to drive revenue growth."

RECONCILIATION  OF  NON-GAAP  FINANCIAL  MEASURES
-------------------------------------------------
Reconciling items between GAAP net income (loss) and cash earnings primarily consist of purchase accounting amortization, restructure costs and other items the company expects to be non-recurring. Schedules that reconcile GAAP amounts to cash earnings, EBITDA and adjusted EBITDA are included with this release, as well as the presentation accompanying the company's conference call Webcast. Reconciling items between EBITDA and adjusted EBITDA consist of restructure charges and other non-recurring items.

CONFERENCE  CALL
----------------
Pegasus will host a conference call today at 5:00 p.m. Eastern Time and will simultaneously broadcast it live over the Internet. To access the Webcast, go to www.pegs.com and click on "Investor." The online archive of the Webcast will
   ------------
be  available  two  hours  after  the  call  for  30  days.

ABOUT  PEGASUS  SOLUTIONS,  INC.
--------------------------------
Dallas-based Pegasus Solutions, Inc. (Nasdaq: PEGS) is a leading global provider of hotel reservations-related services and technology. Founded in 1989, Pegasus' customers include a majority of the world's travel agencies and more than 50,000 hotel properties around the globe. Pegasus' services include central reservation systems, electronic distribution services, commission processing and payment services, property management systems, and marketing representation services. The company's representation services, including Utell by Pegasus and Unirez by Pegasus, are used by more than 7,500 member hotels in 140 countries, making Pegasus the hotel industry's largest third-party marketing and reservations provider. Pegasus has 17 offices in 12 countries, including regional hubs in London, Scottsdale and Singapore. For more information, please visit www.pegs.com.
       ------------

Some statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding future events, financial projections, estimated transaction volumes and expected average daily room rates, as well as management's expectations, beliefs, hopes, intentions or strategies regarding the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from current expectations. Factors that could cause or contribute to such difference include, but are not limited to, terrorist acts or war, global health epidemics, variation in demand for and acceptance of the company's products and services and timing of sales, general economic conditions including a slowdown in technology spending by the company's current and prospective customers, failure to maintain successful relationships with and to establish new relationships with customers, the success of the company's international operations, the level of product and price competition from existing and new competitors, changes in the company's level of operating expenses and its ability to control costs, delays in developing, marketing and deploying new products and services, as well as other risks identified in the company's Securities and Exchange Commission filings, including those appearing under the caption Risk Factors in the company's 2003 Annual Report on Form 10-K and Form S-3, as amended, declared effective in November 2003.

The conference call may include other forward-looking statements related to transaction volume and average daily room rates. Such information can be found in the presentation accompanying the conference call Webcast. To access the Webcast, go to www.pegs.com and click on "Investor."
                  ------------

The company believes that presentation of non-GAAP financial measures such as cash earnings per share, EBITDA and adjusted EBITDA is useful because it allows investors and the company to evaluate and compare the company's core cash-based operating results from ongoing operations from period to period in a more meaningful and consistent manner than relying exclusively on GAAP financial measures. Non-GAAP financial measures however should not be considered in isolation or as an alternative to financial measures calculated and presented in accordance with GAAP in the United States. In addition, Pegasus' calculation of cash earning per share, EBITDA and adjusted EBITDA is not necessarily comparable to similarly titled measures reported by other companies. Schedules that reconcile cash earnings per share, EBITDA and adjusted EBITDA to the most directly comparable GAAP amounts are included with this release and the presentation accompanying the company's conference call Webcast.
                                      # # #


                             PEGASUS SOLUTIONS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                       Three Months Ended    Six Months Ended
                                            June 30,           June 30,
                                            --------           --------

                                         2004      2003      2004      2003
                                       --------  --------  --------  ---------
Revenues:
  Service revenues                     $45,860   $40,104   $87,705   $ 78,494
  Customer reimbursements                4,141     2,827     7,620      5,350
                                       --------  --------  --------  ---------
  Total revenues                        50,001    42,931    95,325     83,844
                                       --------  --------  --------  ---------

Costs of services:
  Cost of services                      23,980    21,652    48,300     43,142
  Customer reimbursements                4,141     2,827     7,620      5,350
                                       --------  --------  --------  ---------
  Total costs of services               28,121    24,479    55,920     48,492
                                       --------  --------  --------  ---------

Research and development                 1,128     1,083     2,531      2,596
General and administrative expenses      5,867     6,247    12,224     12,382
Marketing and promotion expenses         4,981     4,177     9,694      8,415
Depreciation and amortization            5,794     5,156    11,676     17,274
Restructure costs                            -     2,676         -      5,869
                                       --------  --------  --------  ---------
Operating income (loss)                  4,110      (887)    3,280    (11,184)

Other income (expense):
  Gain on sale                           1,961         -     1,961          -
  Interest income (expense), net          (524)      220    (1,025)       600
  Other                                    (86)       64      (293)        30
                                       --------  --------  --------  ---------
Income (loss) before income taxes        5,461      (603)    3,923    (10,554)

Income tax benefit (expense)            (2,058)      586    (1,499)     4,260
                                       --------  --------  --------  ---------

Net income (loss)                      $ 3,403   $   (17)  $ 2,424   $ (6,294)
                                       ========  ========  ========  =========

Net income (loss) per share:
  Basic                                $  0.15   $ (0.00)  $  0.10   $  (0.25)
                                       ========  ========  ========  =========
  Diluted                              $  0.14   $ (0.00)  $  0.10   $  (0.25)
                                       ========  ========  ========  =========

Weighted average shares outstanding:
  Basic                                 23,230    24,768    23,974     24,710
                                       ========  ========  ========  =========
  Diluted                               23,527    24,768    24,277     24,710
                                       ========  ========  ========  =========


                                       PEGASUS SOLUTIONS, INC.
                                   RECONCILIATION OF CASH EARNINGS
                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                             (UNAUDITED)


                                                            Three Months Ended
                                                               June 30, 2004
                                               ------------------------------ -------------


                                               As Reported    Adjustments    Cash Earnings
                                              -------------  -------------  ---------------
Revenues:
  Service revenues                            $     45,860   $          -   $       45,860
  Customer reimbursements                            4,141              -            4,141
                                              -------------  -------------  ---------------
  Total revenues                                    50,001              -           50,001
                                              -------------  -------------  ---------------

Costs of services:
  Cost of services                                  23,980         23,980
  Customer reimbursements                            4,141              -            4,141
                                              -------------  -------------  ---------------
  Total costs of services                           28,121              -           28,121
                                              -------------  -------------  ---------------

Research and development                             1,128              -            1,128
General and administrative expenses                  5,867          5,867
Marketing and promotion expenses                     4,981              -            4,981
Depreciation and amortization                        5,794         (1,393) (1)       4,401
                                              -------------  -------------          -------
Operating income                                     4,110          1,393            5,503

Other income (expense):
  Gain on sale                                       1,961         (1,961) (2)           -
  Interest income (expense), net                      (524)             -             (524)
  Other                                                (86)             -              (86)
                                              -------------  -------------  ---------------
Income before income taxes                           5,461           (568)           4,893

Income tax benefit (expense)                        (2,058)           199 (3)       (1,859)
                                              -------------  -------------          -------

Net income                                    $      3,403   $       (369)  $        3,034
                                              =============  =============  ===============

Diluted net income per share                  $       0.14   $      (0.01)  $         0.13
                                              =============  =============  ===============

Diluted weighted average shares outstanding         23,527              -           23,527
                                              =============  =============  ===============


     Notes:
     ------
     (1) To adjust for amortization of purchased identifiable intangible assets.
     (2)     To  adjust  for  non-recurring  gain  on  sale  of  Travelweb  LLC.
     (3) To adjust income tax expense for assumed 38% tax rate for cash earnings.


                                       PEGASUS SOLUTIONS, INC.
                                   RECONCILIATION OF CASH EARNINGS
                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                             (UNAUDITED)


                                                         Three Months Ended
                                                            June 30, 2003
                                              --------------------------------------------


                                               As Reported    Adjustments    Cash Earnings
                                              -------------  -------------  ---------------
Revenues:
  Service revenues                            $     40,104   $          -   $       40,104
  Customer reimbursements                            2,827              -            2,827
                                              -------------  -------------  ---------------
  Total revenues                                    42,931              -           42,931
                                              -------------  -------------  ---------------

Costs of services:
  Cost of services                                  21,652              -           21,652
  Customer reimbursements                            2,827              -            2,827
                                              -------------  -------------  ---------------
  Total costs of services                           24,479              -           24,479
                                              -------------  -------------  ---------------

Research and development                             1,083              -            1,083
General and administrative expenses                  6,247              -            6,247
Marketing and promotion expenses                     4,177              -            4,177
Depreciation and amortization                        5,156           (811) (1)       4,345
Restructure costs                                    2,676         (2,676) (2)           -
                                              -------------  -------------          -------
Operating income (loss)                               (887)         3,487            2,600

Other income (expense):
  Interest income, net                                 220              -              220
  Other                                                 64              -               64
                                              -------------  -------------  ---------------
Income (loss) before income taxes                     (603)         3,487            2,884

Income tax benefit (expense)                           586         (1,682) (3)      (1,096)
                                              -------------  -------------          -------

Net income (loss)                             $        (17)  $      1,805   $        1,788
                                              =============  =============  ===============

Diluted net income (loss) per share           $      (0.00)  $       0.07   $         0.07
                                              =============  =============  ===============

Diluted weighted average shares outstanding         24,768            604 (4)       25,372
                                              =============  =============  ===============




     Notes:
     ------
     (1) To adjust for amortization of purchased identifiable intangible assets.
     (2)     To  adjust  for  non-recurring  restructure  costs.
     (3) To adjust income tax benefit (expense) for assumed 38% tax rate for cash earnings.
     (4)     Represents  shares  issuable  upon  the  exercise of stock options.


                                      PEGASUS SOLUTIONS, INC.
                                  RECONCILIATION OF CASH EARNINGS
                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                            (UNAUDITED)


                                                 Six Months Ended
                                                   June 30, 2004
                                                   -------------


                                              As Reported    Adjustments    Cash Earnings
                                             -------------  -------------  ---------------
Revenues:
  Service revenues                           $     87,705   $          -   $       87,705
  Customer reimbursements                           7,620              -            7,620
                                             -------------  -------------  ---------------
  Total revenues                                   95,325              -           95,325
                                             -------------  -------------  ---------------

Costs of services:
  Cost of services                                 48,300         (1,915) (1)      46,385
  Customer reimbursements                           7,620              -            7,620
                                             -------------  -------------  ---------------
  Total costs of services                          55,920         (1,915)          54,005
                                             -------------  -------------  ---------------

Research and development                            2,531              -            2,531
General and administrative expenses                12,224           (465) (1)      11,759
Marketing and promotion expenses                    9,694              -            9,694
Depreciation and amortization                      11,676         (2,787) (2)       8,889
                                             -------------  -------------          -------
Operating income                                    3,280          5,167            8,447

Other income (expense):
  Gain on sale                                      1,961         (1,961) (3)           -
  Interest income (expense), net                   (1,025)             -           (1,025)
  Other                                              (293)             -             (293)
                                             -------------  -------------  ---------------
Income before income taxes                          3,923          3,206            7,129

Income tax expense                                 (1,499)        (1,210) (4)      (2,709)
                                             -------------  -------------          -------

Net income                                   $      2,424   $      1,996   $        4,420
                                             =============  =============  ===============

Diluted net income per share                 $       0.10   $       0.08   $         0.18
                                             =============  =============  ===============

Diluted weighted average shares outstanding        24,277              -           24,277
                                             =============  =============  ===============


     Notes:
     ------
     (1) To adjust for severance and other non-recurring costs related to the company's information technology organization.
     (2) To adjust for amortization of purchased identifiable intangible assets.
     (3)     To  adjust  for  gain  on  sale  of  Travelweb  LLC.
     (4) To adjust income tax expense for assumed 38% tax rate for cash earnings.


                                       PEGASUS SOLUTIONS, INC.
                                   RECONCILIATION OF CASH EARNINGS
                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                             (UNAUDITED)


                                                           Six Months Ended
                                                            June 30, 2003
                                               -------------------------------------------


                                               As Reported    Adjustments    Cash Earnings
                                              -------------  -------------  ---------------
Revenues:
  Service revenues                            $     78,494   $          -   $       78,494
  Customer reimbursements                            5,350              -            5,350
                                              -------------  -------------  ---------------
  Total revenues                                    83,844              -           83,844
                                              -------------  -------------  ---------------

Costs of services:
  Cost of services                                  43,142              -           43,142
  Customer reimbursements                            5,350              -            5,350
                                              -------------  -------------  ---------------
  Total costs of services                           48,492              -           48,492
                                              -------------  -------------  ---------------

Research and development                             2,596              -            2,596
General and administrative expenses                 12,382              -           12,382
Marketing and promotion expenses                     8,415              -            8,415
Depreciation and amortization                       17,274         (8,614) (1)       8,660
Restructure costs                                    5,869         (5,869) (2)           -
                                              -------------  -------------          -------
Operating income (loss)                            (11,184)        14,483            3,299

Other income (expense):
  Interest income (expense), net                       600              -              600
  Other                                                 30              -               30
                                              -------------  -------------  ---------------
Income (loss) before income taxes                  (10,554)        14,483            3,929

Income tax benefit (expense)                         4,260         (5,753) (3)      (1,493)
                                              -------------  -------------          -------

Net income (loss)                             $     (6,294)  $      8,730   $        2,436
                                              =============  =============  ===============

Diluted net income (loss) per share           $      (0.25)  $       0.35   $         0.10
                                              =============  =============  ===============

Diluted weighted average shares outstanding         24,710            502 (4)       25,212
                                              =============  =============          =======


     Notes:
     ------
     (1) To adjust for amortization of purchased identifiable intangible assets.
     (2)     To  adjust  for  non-recurring  restructure  costs.
     (3) To adjust income tax benefit (expense) for assumed 38% tax rate for cash earnings.
     (4)     Represents  shares  issuable  upon  the  exercise of stock options.


                             PEGASUS SOLUTIONS, INC.
                  RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                     Three Months Ended June 30,
                                     ---------------------------

                                        2004      2003
                                      --------  ---------
Total revenues                        $50,001   $ 42,931
                                      ========  =========

Operating income (loss) (1)             4,110       (887)
Add:  depreciation and amortization     5,794      5,156
                                      --------  ---------

EBITDA                                $ 9,904   $  4,269
                                      ========  =========

EBITDA margin                              20%        10%

Adjustments:
  Restructure costs                         -      2,676
  Non-recurring items                       -        358 (3)
                                      --------  ---------

Adjusted EBITDA                       $ 9,904   $  7,303
                                      ========  =========

Adjusted EBITDA margin                     20%        17%


                                      Six months Ended June 30,
                                 ------------------------------------
                                         2004       2003
                                      --------  ---------

Total revenues                        $95,325   $ 83,844
                                      ========  =========

Operating income (loss) (1)             3,280    (11,184)
Add:  depreciation and amortization    11,676     17,274
                                      --------  ---------

EBITDA                                $14,956   $  6,090
                                      ========  =========

EBITDA margin                              16%         7%

Adjustments:
  Restructure costs                         -      5,869
  Non-recurring items                   2,380 (2)  1,258   (3), (4)
                                      --------     ------

Adjusted EBITDA                       $17,336   $ 13,217
                                      ========  =========

Adjusted EBITDA margin                     18%        16%




      (1) For reconciling items between operating income (loss) and net income (loss), see the Condensed Consolidated Statements of Operations (unaudited) included in this release.
      (2) Amount represents severance and other non-recurring costs related to changes in the company's information technology organization.
      (3) Amount includes transition-related activities resulting from the company's strategic integration. These costs cannot be classified as restructure costs because they provide some future benefit to ongoing operations.
      (4) Amount includes costs related to moving the company's Phoenix facilities.


                             PEGASUS SOLUTIONS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                 JUNE 30,  DECEMBER 31,
                                                  2004       2003
                                                ---------  ---------
ASSETS

Cash and cash equivalents                       $ 36,354   $ 58,983
Short-term investments                             6,057      4,046
Accounts receivable, net                          29,334     22,298
Other current assets                              11,078     11,092
                                                ---------  ---------
  Total current assets                            82,823     96,419

Goodwill, net                                    164,120    164,120
Intangible assets, net                             6,829      7,831
Property and equipment, net                       74,460     75,474
Other noncurrent assets                           15,294     22,716
                                                ---------  ---------
    Total assets                                $343,526   $366,560
                                                =========  =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities        $ 26,289   $ 24,672
Unearned income                                    6,465      7,213
Other current liabilities                          6,257      5,477
                                                ---------  ---------
  Total current liabilities                       39,011     37,362

Noncurrent uncleared commission checks             5,032      4,545
Other noncurrent liabilities                      20,995     20,997
Convertible debt                                  75,000     75,000

Commitments and contingencies

Stockholders' equity:
  Common stock                                       228        251
  Additional paid-in capital                     263,738    290,828
  Unearned compensation                             (467)         -
  Accumulated other comprehensive loss              (846)      (834)
  Accumulated deficit                            (59,165)   (61,589)
                                                ---------  ---------
   Total stockholders' equity                    203,488    228,656
                                                ---------  ---------
   Total liabilities and stockholders' equity   $343,526   $366,560
                                                =========  =========